UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2006
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated October 19, 2006

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On October 13, 2006, Progress Software Corporation received a Nasdaq Staff Determination Letter indicating that the company’s common stock is subject to delisting from the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 4310(c)(14) because of the delay in filing the company’s Quarterly Report on Form 10-Q for the three months ended August 31, 2006. Progress Software has previously announced that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the three months ended May 31, 2006.
On October 18, 2006, Progress Software received a letter from the Nasdaq Stock Market indicating that the Nasdaq Listing Qualifications Panel has granted the company’s request for continued listing of the company’s securities on the Nasdaq Global Select Market, subject to the conditions that: (1) on or before November 30, 2006, the company must file with the Securities and Exchange Commission the company’s Form 10-Q for the three months ended May 31, 2006, its Form 10-Q for the three months ended August 31, 2006, and all required restatements; and (2) on or about November 17, 2006, the company must provide the Nasdaq Hearings Department with additional information regarding the company’s internal review of its historical stock option practices and related accounting.
Although the company expects to file all required reports with the SEC by November 30, 2006 and to meet all other conditions required by Nasdaq for continued listing of its common stock, it can provide no assurance that it will be able to do so.
On October 19, 2006, Progress Software issued a press release announcing the receipt of the Staff Determination Letter and the determination of the Nasdaq Listing Qualifications Panel. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (c)         Exhibits
     99.1    Press Release dated October 19, 2006
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2006	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer